                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated August 22, 1997, relating to the financial statements of J.D. Edwards & Company, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended October 31, 1996 and the nine months ended July 31, 1997 listed under Item 16(b) of the Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."



/s/ PRICE WATERHOUSE LLP

------------------------------------
PRICE WATERHOUSE LLP

Boulder, Colorado

August 25, 1997